Ninth Amendment to Receivables Loan Agreement

     This Ninth Amendment (the "Amendment"), dated as of February 17, 2004, is entered into among BWA Receivables Corporation (the "Borrower"), BorgWarner Inc. ("BWI" and in its capacity as Collection Agent, the "Collection Agent"), Windmill Funding Corporation, a Delaware corporation ("Windmill"), ABN AMRO Bank N.V., as Windmill's program letter of credit provider (the "Program LOC Provider"), the Bank listed on the signature page hereof (the "Bank") and ABN AMRO Bank N.V., as agent for Windmill, the Program LOC Provider and the Bank (the "Agent");

Witnesseth:

     Whereas, the Borrower, Collection Agent, Windmill, Program LOC Provider, the Bank and Agent have heretofore executed and delivered an Amended and Restated Receivables Loan Agreement, dated as of December 23, 1998 (as amended, supplemented or otherwise modified through the date hereof, the "Loan Agreement"),

     Whereas, the parties hereto desire to amend the Loan Agreement as provided herein;

     Now, therefore, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree that the Loan Agreement shall be and is hereby amended as follows:

     Section 1. (a) The date "February 17, 2004" appearing in clause (iv) of the defined term "Bank Termination Date" appearing in Article I to the Loan Agreement is deleted and replaced with the date "April 30, 2004".

     (b) The date "February 17, 2004" appearing in clause (i) of the defined term "Loan Amortization Date" appearing in Article I of the Loan Agreement is deleted and replaced with the date "April 30, 2004".

     (c) The date "February 17, 2004" appearing in clause (c) of the defined term "Program LOC Provider Termination Date" appearing in Article I of the Loan Agreement is deleted and replaced with the date "April 30, 2004".

     Section 2. This Amendment shall become effective only once the Agent has received in form and substance satisfactory to the Agent all documents and certificates as the Agent may reasonably request.

     Section 3. The Loan Agreement, as amended and supplemented hereby or as contemplated herein, and all rights and powers created thereby and thereunder or under the other Transaction Documents (as defined in the Loan Agreement) and all other documents executed in connection therewith, is in all respects ratified and confirmed. From and after the date hereof, the Loan Agreement shall be amended and supplemented as herein provided, and, except as so amended and supplemented, the Loan Agreement, each of the other Transaction Documents and all other documents executed in connection therewith shall remain in full force and effect.

     Section 4. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but both or all of which, when taken together, shall constitute but one instrument.

     Section 5. This Amendment shall be governed and construed in accordance with the internal laws of the State of Illinois.

In Witness Whereof, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

ABN AMRO Bank N.V., as the Agent, as a Bank and as the Program LOC Provider
By:
Title:

     By:
     Title:
     Windmill Funding Corporation

     By:
     Title:
     BWA Receivables Corporation

     By:
     Title:
     BorgWarner Inc.

     By:
     Title: